UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

SINGLE TOUCH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301

(Address of principal executive offices) (Zip Code)

(201) 275-0555

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2014, Stephen Baksa resigned as a director of Single Touch Systems, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2014

SINGLE TOUCH SYSTEMS INC.

By:	/s/ Kurt Streams
Name:	Kurt Streams
Title:	Chief Financial Officer

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Single Touch Appoints Jerry Hug as

Interim Chief Executive Officer

JERSEY CITY, NJ – August 27, 2014 –Single Touch Systems, Inc. (OTC BB: SITO), a technology-based mobile media solutions provider, today announced that Jerry Hug has been appointed as the company’s interim chief executive officer. Mr. Hug, previously Single Touch’s vice president of corporate development, replaces James Orsini, who departs on September 19, 2014 to pursue other opportunities.

“Having recently completed a successful acquisition and achieved revenue diversification, Single Touch is in the midst of a significant transition as we prepare for the next phase of growth,” said Betsy Beatty, lead director of the board of directors. “James has been instrumental in helping to orchestrate and execute this transformation, and we thank him for his contribution to the company. We are confident Jerry will continue the operational momentum we have been building and look forward to working with him.”

Simultaneously, the company announced that the executive change does not alter any aspect of the company’s outlook, as discussed on the Single Touch conference call on August 12, 2014.

Prior to his role as vice president of corporate development at Single Touch, Mr. Hug was executive vice president and chief strategy officer of Wireless Retail Inc., a $400 million wireless services company which helped pioneer the store-in-store model for selling mobile phones for wireless carriers in large national retailers. Mr. Hug served as interim CFO prior to Wireless Retail's eventual sale to the Radio Shack Corporation. Prior to Wireless Retail, Mr. Hug was Managing Partner of Redwood Partners, an early-stage merchant bank and advisory firm that focused on providing early-stage capital and executive management to technology, media and telecom businesses.

About Single Touch Systems, Inc.

Single Touch Systems, Inc. is a technology based mobile solutions provider serving businesses, advertisers and brands. Through patented technologies and a modular, adaptable platform, Single Touch’s multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty. For more information about Single Touch Systems, Inc. visit: www.singletouch.net

Investor Contact:

Mike Bishop

The Blueshirt Group

415-217-4968

Mike@blueshirtgroup.com